Exhibit 99.1
For Immediate Release

Contacts:	Norman Black, Public Relations
404-828-7593 Andy Dolny, Investor Relations
404-828-8901
UPS 2Q EARNINGS PER SHARE JUMP 25%
ON REVENUE GROWTH OF 8%
U.S. Domestic Profit Improves 31%;
Supply Chain and Freight Profit Sets New High
     ATLANTA, July 26, 2011 — UPS (NYSE:UPS) today announced adjusted diluted earnings per share of $1.05 for the second quarter of 2011, a 25% improvement over the $0.84 for the prior-year period. Total revenue increased 8.1% to $13.2 billion.
     On an adjusted basis, U.S. Domestic operating profit increased 31%, while Supply Chain and Freight generated record operating profit of $187 million.
     On a reported basis, diluted earnings per share for the quarter were $1.07, a 27% increase over the same quarter last year. During the period, UPS recorded two real estate transactions that resulted in a net after-tax gain of $20 million.
     “UPS’s results reflect the continued execution of our strategy and the ability to grow earnings in an uneven economic environment,” said Scott Davis, UPS chairman and CEO. “Customers are recognizing the value of the integrated solutions that leverage UPS capabilities around the globe and across the entire supply chain.”

	Adjusted
Consolidated Results	2Q 2011	2Q 2011	2Q 2010
Revenue	$13.19B		$12.20B
Operating profit	$1.70B	$1.67B	$1.40B
Operating margin	12.9%	12.6%	11.5%
Average volume per day	14.9M		14.8M
Diluted earnings per share	$1.07	$1.05	$0.84
     In the second quarter, UPS delivered 957 million packages generating $13.2 billion in revenue. Adjusted operating margin expanded by 110 basis points to 12.6%, while reported operating margin improved 140 basis points to 12.9%.

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2-2-2
Cash Position
     For the six months ending June 30, UPS generated $2.3 billion in free cash flow even after making accelerated pension contributions of $1.2 billion. Capital expenditures for the period were $951 million, as the company has added four B-767 and two B-747-400 aircraft to its fleet.
     In addition, year-to-date, UPS paid dividends of more than $1 billion, up 10.6% per share. The company also repurchased 14.4 million shares for approximately $1.1 billion.

Adjusted
U.S. Domestic Package	2Q 2011	2Q 2011	2Q 2010
Revenue	$7.74B		$7.27B
Operating profit	$966M	$981M	$748M
Operating margin	12.5%	12.7%	10.3%
Average volume per day	12.63M		12.62M
     Operating profit improved 31% on an adjusted basis with revenue growth of 6.4%. Volume growth was flat as a result of the slow U.S. economy. Adjusted operating margin expanded 240 basis points to 12.7% due to higher yields and network efficiencies.
     On a reported basis, including the negative impact of a $15 million real estate transaction, operating profit increased 29% and operating margin expanded by 220 basis points to 12.5%.
     Last month, UPS received the No. 1 ranking in the express delivery industry as reported by the University of Michigan’s American Customer Satisfaction Index. This survey measures key attributes such as consumer expectations, quality and value of services as well as consumers’ intention to re-purchase.

International Package	2Q 2011	2Q 2010
Revenue	$3.14B	$2.77B
Operating profit	$497M	$521M
Operating margin	15.8%	18.8%
Average volume per day	2.32M	2.18M
     Revenue for the segment improved 13.3% driven by an export volume increase of 8.1%, with Europe and China continuing their strong growth trends. Revenue per piece climbed 6.3% with currency, fuel surcharges, rate increases and product mix all contributing.
     Currency translation and hedging programs negatively impacted operating profit by more than $50 million.

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3-3-3
     Continuing the expansion of its Asian air network, UPS launched a new flight this week to serve western China. The flight originates in Cologne, Germany, and makes a stop in Warsaw before transiting to Chengdu, China, on the way to Shanghai. With the addition of the Chengdu flight, UPS now connects Europe and Asia with 24 flights per week, providing more next day options, guaranteed, than any logistics carrier.

Adjusted
Supply Chain & Freight	2Q 2011	2Q 2011	2Q 2010
Revenue	$2.32B		$2.16B
Operating profit	$235M	$187M	$133M
Operating margin	10.2%	8.1%	6.1%
     Operating profit climbed 41% on an adjusted basis to $187 million with revenue growth of 7%. The adjusted operating margin for the segment increased 200 basis points to 8.1%. This was driven by significant improvements in the Forwarding business as a result of revenue management initiatives and favorable buy rates.
     On a reported basis, including the positive impact of a $48 million real estate transaction, operating profit increased 77% and operating margin grew 410 basis points to 10.2%.
     UPS Freight revenue increased 19% over the prior-year period, driving improved profitability. The business saw strong increases in LTL revenue per hundredweight and gross weight hauled, up 11.2% and 6.2%, respectively.
     In June, UPS and Merck announced a significant expansion of their North American relationship with a global distribution and logistics agreement. This agreement includes aspects of Merck’s global supply chain around the world. UPS will provide various services including distribution, warehousing and multi-modal transportation to Merck across Europe, Asia and Latin America.
Outlook
     “Despite softening economic conditions, UPS delivered its highest ever second quarter earnings per share,” said Kurt Kuehn, UPS’s chief financial officer. “These results were driven by the quality of revenue in U.S. Domestic, superior export volume growth in International and record Supply Chain & Freight results.
     “We remain confident in our ability to execute and surpass prior peak EPS this year,” Kuehn continued. “Although economic conditions will impact our performance, we reiterate guidance for 2011 adjusted diluted earnings per share to a range of $4.15-to-$4.40.”

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     UPS (NYSE:UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the Web at UPS.com and its corporate blog can be found at blog.ups.com. To get UPS news direct, visit pressroom.ups.com/RSS.
# # #
EDITOR’S NOTE:
     UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss second quarter results with investors and analysts during a conference call at 8:30 a.m. EDT today. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”
     UPS routinely posts investor announcements on its web site —www.investors.ups.com — and encourages those interested in the company to check there frequently.
     We supplement the reporting of our financial information determined under generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures, including, as applicable, “as adjusted” operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as “reported” or “unadjusted”. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.
     In the second quarter of 2011, we recorded certain real estate transactions, including a $15 million pre-tax loss for U.S. Domestic Package segment and a $48 million pre-tax gain in the Supply Chain & Freight segment. In the first quarter of 2010, we recorded a $98 million pre-tax restructuring charge in our U.S. Domestic Package operations related to the reorganization of our domestic management structure. We also incurred a $38 million pre-tax loss on the sale of a specialized transportation business in Germany in our Supply Chain & Freight segment. Additionally, we recorded a $76 million charge to income tax expense, resulting from a change in the filing status of a German subsidiary. We presented second quarter and year-to-date 2011 and 2010 operating profit, operating margin, pre-tax income, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced these charges were unique, and we do not believe they are reflective of the types of charges that will affect future results.

     Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data — Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change
(amounts in millions, except per share data)	2011	2010	$	%

Statement of Income Data:
Revenue:
U.S. Domestic Package	$7,737	$7,269	$468	6.4%
International Package	3,139	2,771	368	13.3%
Supply Chain & Freight	2,315	2,164	151	7.0%

Total revenue	13,191	12,204	987	8.1%

Operating expenses:
Compensation and benefits	6,683	6,515	168	2.6%
Other	4,810	4,287	523	12.2%

Total operating expenses	11,493	10,802	691	6.4%

Operating profit:
U.S. Domestic Package	966	748	218	29.1%
International Package	497	521	(24)	-4.6%
Supply Chain & Freight	235	133	102	76.7%

Total operating profit	1,698	1,402	296	21.1%

Other income (expense):
Investment income (loss)	9	(18)	27	N/A
Interest expense	(83)	(84)	1	-1.2%

Total other income (expense)	(74)	(102)	28	-27.5%

Income before income taxes	1,624	1,300	324	24.9%

Income tax expense	561	455	106	23.3%

Net income	$1,063	$845	$218	25.8%

Net income as a percentage of revenue	8.1%	6.9%

Per share amounts
Basic earnings per share	$1.08	$0.85	$0.23	27.1%
Diluted earnings per share	$1.07	$0.84	$0.23	27.4%

Weighted-average shares outstanding
Basic	988	994	(6)	-0.6%
Diluted	998	1,003	(5)	-0.5%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$981	$748	$233	31.1%
International Package	497	521	(24)	-4.6%
Supply Chain & Freight (1)	187	133	54	40.6%

Total operating profit	1,665	1,402	263	18.8%
Income before income taxes (1)	$1,591	$1,300	$291	22.4%
Net income (2)	$1,043	$845	$198	23.4%

Basic earnings per share (2)	$1.06	$0.85	$0.21	24.7%
Diluted earnings per share (2)	$1.05	$0.84	$0.21	25.0%

(1)	Second quarter 2011 operating profit and consolidated income before income taxes excluded the impact of gains and losses on certain real estate transactions, including a $15 million loss for U.S. Domestic Package segment and a $48 million gain in the Supply Chain & Freight segment.

(2)	Second quarter 2011 net income and earnings per share amounts excluded the after-tax impact of the U.S. Domestic Package and Supply Chain & Freight real estate transactions described in (1), which total a combined $20 million.
     Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data — Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change
	2011	2010	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,562	$1,463	$99	6.8%
Deferred	764	698	66	9.5%
Ground	5,411	5,108	303	5.9%

Total U.S. Domestic Package	7,737	7,269	468	6.4%
International Package:
Domestic	672	561	111	19.8%
Export	2,316	2,085	231	11.1%
Cargo	151	125	26	20.8%

Total International Package	3,139	2,771	368	13.3%
Supply Chain & Freight:
Forwarding and Logistics	1,539	1,498	41	2.7%
Freight	660	555	105	18.9%
Other	116	111	5	4.5%

Total Supply Chain & Freight	2,315	2,164	151	7.0%

Consolidated	$13,191	$12,204	$987	8.1%

Consolidated volume (in millions)	957	948	9	1.0%

Operating weekdays	64	64	—

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,172	1,180	(8)	-0.7%
Deferred	851	845	6	0.7%
Ground	10,604	10,593	11	0.1%

Total U.S. Domestic Package	12,627	12,618	9	0.1%
International Package:
Domestic	1,403	1,337	66	4.9%
Export	916	847	69	8.1%

Total International Package	2,319	2,184	135	6.2%

Consolidated	14,946	14,802	144	1.0%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.82	$19.37	$1.45	7.5%
Deferred	14.03	12.91	1.12	8.7%
Ground	7.97	7.53	0.44	5.8%
Total U.S. Domestic Package	9.57	9.00	0.57	6.3%
International Package:
Domestic	7.48	6.56	0.92	14.0%
Export	39.51	38.46	1.05	2.7%
Total International Package	20.13	18.93	1.20	6.3%
Consolidated	$11.21	$10.47	$0.74	7.1%

     Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Financial Data — Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
(amounts in millions, except per share data)	2011	2010	$	%

Statement of Income Data:
Revenue:
U.S. Domestic Package	$15,280	$14,371	$909	6.3%
International Package	6,039	5,410	629	11.6%
Supply Chain & Freight	4,454	4,151	303	7.3%

Total revenue	25,773	23,932	1,841	7.7%

Operating expenses:
Compensation and benefits	13,291	13,054	237	1.8%
Other	9,358	8,434	924	11.0%

Total operating expenses	22,649	21,488	1,161	5.4%

Operating profit:
U.S. Domestic Package	1,815	1,310	505	38.5%
International Package	943	948	(5)	-0.5%
Supply Chain & Freight	366	186	180	96.8%

Total operating profit	3,124	2,444	680	27.8%

Other income (expense):
Investment income (loss)	20	(22)	42	N/A
Interest expense	(168)	(169)	1	-0.6%

Total other income (expense)	(148)	(191)	43	-22.5%

Income before income taxes	2,976	2,253	723	32.1%

Income taxes	1,028	875	153	17.5%

Net income	$1,948	$1,378	$570	41.4%

Net income as a percentage of revenue	7.6%	5.8%

Per share amounts
Basic earnings per share	$1.97	$1.39	$0.58	41.7%
Diluted earnings per share	$1.95	$1.37	$0.58	42.3%

Weighted average shares outstanding
Basic	990	994	(4)	-0.4%
Diluted	1,000	1,003	(3)	-0.3%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$1,830	$1,408	$422	30.0%
International Package	943	948	(5)	-0.5%
Supply Chain & Freight (2)	318	224	94	42.0%

Total operating profit	3,091	2,580	511	19.8%

Income before income taxes (1), (2)	$2,943	$2,389	$554	23.2%
Net income (3)	$1,928	$1,553	$375	24.1%
Basic earnings per share (3)	$1.95	$1.56	$0.39	25.0%
Diluted earnings per share (3)	$1.93	$1.55	$0.38	24.5%

(1)	2011 U.S. Domestic Package operating profit and consolidated income before income taxes excluded the impact of a $15 million loss on certain real estate transactions. 2010 U.S. Domestic Package operating profit and consolidated income before income taxes excluded a $98 million restructuring charge related to the reorganization of our domestic management structure. This charge reflected the value of voluntary retirement benefits, severance benefits and unvested stock compensation.

(2)	2011 Supply Chain & Freight operating profit and consolidated income before income taxes excluded the impact of a $48 million gain on certain real estate transactions. 2010 Supply Chain & Freight operating profit and consolidated income before income taxes excluded a $38 million loss on the sale of a specialized transportation business in Germany.

(3)	2011 net income and earnings per share amounts excluded the after-tax impact of the U.S. Domestic Package and Supply Chain & Freight real estate transactions described in (1) and (2), which total a combined $20 million. 2010 net income and earnings per share amounts excluded the after-tax impact of the U.S. Domestic Package restructuring charge described in (1) and the business sale described in (2), which total a combined $99 million. Additionally, 2010 net income and earnings per share excluded a $76 million charge to income tax expense, resulting from a change in the tax filing status of a German subsidiary.
     Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data — Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
	2011	2010	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$3,057	$2,845	$212	7.5%
Deferred	1,517	1,392	125	9.0%
Ground	10,706	10,134	572	5.6%

Total U.S. Domestic Package	15,280	14,371	909	6.3%
International Package:
Domestic	1,301	1,145	156	13.6%
Export	4,447	4,017	430	10.7%
Cargo	291	248	43	17.3%

Total International Package	6,039	5,410	629	11.6%
Supply Chain & Freight:
Forwarding and Logistics	2,968	2,889	79	2.7%
Freight	1,264	1,047	217	20.7%
Other	222	215	7	3.3%

Total Supply Chain & Freight	4,454	4,151	303	7.3%

Consolidated	$25,773	$23,932	$1,841	7.7%

Consolidated volume (in millions)	1,914	1,888	26	1.4%

Operating weekdays	128	127	1

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,164	1,163	1	0.1%
Deferred	873	872	1	0.1%
Ground	10,611	10,637	(26)	-0.2%
Total U.S. Domestic Package	12,648	12,672	(24)	-0.2%
International Package:
Domestic	1,398	1,350	48	3.6%
Export	905	841	64	7.6%

Total International Package	2,303	2,191	112	5.1%

Consolidated	14,951	14,863	88	0.6%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.52	$19.26	$1.26	6.5%
Deferred	13.58	12.57	1.01	8.0%
Ground	7.88	7.50	0.38	5.1%
Total U.S. Domestic Package	9.44	8.93	0.51	5.7%
International Package:
Domestic	$7.27	$6.68	$0.59	8.8%
Export	38.39	37.61	0.78	2.1%
Total International Package	19.50	18.55	0.95	5.1%
Consolidated	$10.99	$10.35	$0.64	6.2%

     Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	June 30, 2011
Net cash from operations	$3,335
Capital expenditures	(951)
Proceeds from disposals of PP&E	11
Net change in finance receivables	81
Other investing activities	(128)

Free cash flow	$2,348

Amounts are subject to reclassification.
     Certain prior year amounts have been reclassified to conform to the current year presentation.